Exhibit 99.1

PRESS RELEASE	AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 www.americanrailcar.com

FOR RELEASE:	September 24, 2014	CONTACT:	Jeffrey S. Hollister
636.940.6000

AMERICAN RAILCAR INDUSTRIES, INC. NAMES
JEFFREY S. HOLLISTER PRESIDENT AND CEO
AND UMESH CHOKSI SENIOR VICE PRESIDENT, CFO AND TREASURER
ST. CHARLES, MO (September 24, 2014) - American Railcar Industries, Inc. (NASDAQ: ARII) (“ARI” or the “Company”) announced today that ARI’s Board of Directors has appointed Jeffrey S. Hollister as the Company’s President and Chief Executive Officer. The Board of Directors had appointed Mr. Hollister as President and Interim Chief Executive Officer on October 9, 2013.
Dale C. Davies, ARI’s Senior Vice President, Chief Financial Officer and Treasurer, has retired. To fill this role, the Company’s Board of Directors appointed Umesh Choksi as the Company’s Senior Vice President, Chief Financial Officer and Treasurer. Mr. Choksi has 30 plus years of experience in the railcar industry, with a majority of this experience in the railcar leasing market. Mr. Choksi has served American Railcar Leasing LLC (ARL) and ACF Industries, LLC in various capacities since 1977, including roles as both CEO and CFO of ARL.
ARI’s Chairman of the Board of Directors, SungHwan Cho, stated, “We have been very pleased with Jeff’s commitment and leadership of ARI since taking on the President and Interim CEO role almost one year ago and we are excited that he will continue leading ARI and drive future growth.  Umesh will be a great addition to the executive team at ARI with his 30 years of experience in the railcar industry, including his experience as CFO of American Railcar Leasing. Dale has been with ARI since the IPO and saw the company grow over these years to become an industry leader. We thank Dale for his contributions and wish him the best in the future.”
About American Railcar Industries, Inc.
ARI is a leading North American designer and manufacturer of hopper and tank railcars. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services. ARI manufactures and sells railcars, custom designed railcar parts, and other industrial products. ARI and its subsidiaries also lease railcars manufactured by the Company to certain markets. In addition, ARI provides railcar repair services through its various repair facilities, including mini-shops and mobile units, offering a range of services from full to light repair. More information about American Railcar Industries, Inc. is available on its website at www.americanrailcar.com.

Forward Looking Statement Disclaimer
This press release contains statements relating to expected financial performance and/or future business prospects, events and plans that are forward-looking statements. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding leadership roles and capability, and the Company’s strategic objectives and long-term strategies. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by the Company’s forward-looking statements. Potential risks and uncertainties include, among other things: the ability to successfully manage the day-to-day aspects of the Company’s business, including the ability of the Company to successfully attract, motivate and retain executive officers and key employees, both individually and as a group; basing financial or other information on judgments or estimates based on future performance or events; the impact of an economic downturn, adverse market conditions and restricted credit markets; ARI’s reliance upon a small number of customers that represent a large percentage of revenues and backlog; the variable purchase patterns of ARI’s railcar customers and the timing of completion, customer acceptance and shipment of orders; the health of and prospects for the overall railcar industry; prospects in light of the cyclical nature of the railcar manufacturing business; the highly competitive nature of the railcar manufacturing industry; the conversion of ARI’s railcar backlog into revenues; anticipated trends relating to shipments, leasing, railcar services, revenues, financial condition or results of operations; the Company’s ability to manage overhead and variations in production rates; fluctuating costs of raw materials, including steel and railcar components and delays in the delivery of such raw materials and components; fluctuations in the supply of components and raw materials that ARI uses in railcar manufacturing; the risk of being unable to market or remarket railcars for sale or lease at favorable prices or on favorable terms or at all; the ongoing benefits and risks related to the Company’s relationship with Mr. Carl Icahn, ARI’s principal beneficial stockholder through Icahn Enterprises L.P.; the anticipated production schedules for our products and the anticipated financing needs, construction and production schedules of our joint ventures; the risks, impact and anticipated benefits associated with potential joint ventures, acquisitions or new business endeavors; ; the implementation, integration with other systems or ongoing management of the Company’s new enterprise resource planning system; risks related to the Company’s indebtedness; the risk of the lack of acceptance of new railcar offerings by ARI’s customers and the risk of initial production costs for the Company’s new railcar offerings being significantly higher than expected; the sufficiency of the Company’s liquidity and capital resources; compliance with covenants contained in the Company’s financing arrangements; the risks associated with the Company’s ongoing compliance with environmental, health, safety and regulatory laws and regulations, which may be subject to change; the impact and costs and expenses of any litigation ARI may be subject to now or in the future; and the additional risk factors described in ARI’s filings with the Securities and Exchange Commission. The Company expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.